EXHIBIT A

                    INDEX SERIES OF THE TRUST

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INDEX SERIES                                                    EFFECTIVE DATE

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First Trust Dow Jones STOXX(R) European Select Dividend
Index Fund                                                        08/23/2007
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First Trust FTSE EPRA/NAREIT Developed Markets Real
Estate Index Fund                                                 08/23/2007
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First Trust Dow Jones Global Select Dividend Index Fund           11/20/2007
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First Trust Europe Select AlphaDEX(TM) Fund
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First Trust Japan Select AlphaDEX(TM) Fund
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First Trust Global IPO Index Fund
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First Trust ISE Global Wind Energy Index Fund                     06/13/2008
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First Trust ISE Global Engineering and Construction
Index Fund                                                        10/09/2008
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First Trust NASDAQ(R) Clean Edge(R) Smart Grid
Infrastructure Index Fund                                         11/09/2009
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